Exhibit 5.1

lawyers@saul.com www.saul.com 366170.00005

March 9, 2016

The RMR Group Inc.

Two Newton Place

255 Washington Street

Suite 300

Newton, Massachusetts 02458-1634

Re:                             Registration Statement on Form S-8

The RMR Group Inc. 2016 Omnibus Equity Plan

Ladies and Gentlemen:

We have acted as Maryland counsel to The RMR Group Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company, pursuant to a registration statement on Form S-8 (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Act”), of 600,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share, that may be issued under The RMR Group Inc. 2016 Omnibus Equity Plan (the “Plan”).

As a basis for our opinions, we have examined the following documents (collectively, the “Transaction Documents”):

(i)                                     the Registration Statement filed by the Company with the Securities and Exchange Commission under the Act; and

(ii)                                  the Plan.

Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(i)                                     a certified copy of the Articles of Amendment and Restatement of the Company filed with the Maryland State Department of Assessments and Taxation (“SDAT”) on June 5, 2015 (the “Articles of Amendment and Restatement”);

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DELAWARE   MARYLAND   MASSACHUSETTS   NEW JERSEY   NEW YORK   PENNSYLVANIA   WASHINGTON, DC

A DELAWARE LIMITED LIABILITY PARTNERSHIP

The RMR Group Inc.

March 9, 2016

(ii)                                  a certified copy of the Articles of Amendment of the Company filed with SDAT on July 30, 2015 (the “July 30 Articles of Amendment”);

(iii)                               a certified copy of the Articles of Amendment of the Company filed with SDAT on September 11, 2015 (the “September 11 Articles of Amendment”);

(iv)                              a certified copy of the Articles of Amendment of the Company filed with SDAT on March 9, 2016 (the “2016 Amendment”; together with the September 11 Articles of Amendment, the July 30 Articles of Amendment and the Articles of Amendment and Restatement, the “Charter”);

(v)                                 a certified copy of the Second Amended and Restated Bylaws of the Company (the “Bylaws”);

(vi)                              a copy of the resolutions adopted by the Board of Directors of the Company on January 21, 2016 relating to, among other matters, the authorization of the Plan and the issuance of the Shares under the Plan (the “Registration Resolutions”);

(vii)                           a copy of the written consent of the Board of Directors of the Company, dated March 9, 2016, authorizing, among other things, an increase in the authorized stock of the Company (the “Capitalization Resolutions”; together with the Registration Resolutions and the Stockholder Resolutions, the “Resolutions”);

(viii)                        a certificate of status for the Company issued by the SDAT dated March 8, 2016;

(ix)                              a certificate of the secretary of the Company as to the authenticity of the Charter, Bylaws, and Resolutions, the approval of the Plan by the stockholders of the Company, the incumbency of the officers of the Company and other matters that we have deemed necessary and appropriate; and

(x)                                 such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)                                 the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

(b)                                 that all signatures on the Transaction Documents and any other documents submitted to us for examination are genuine;

(c)                                  the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

The RMR Group Inc.

March 9, 2016

(d)                                 that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of the Transaction Documents as executed and delivered;

(e)                                  that all representations, warranties, statements and information contained in the Transaction Documents are accurate and complete;

(f)                                   that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Shares;

(g)                                  that at the time of delivery of the Shares, the authorization of the issuance of the Shares will not have been modified or rescinded and all contemplated additional actions shall have been taken, including, without limitation, the issuance of a stock certificate or statement in lieu of stock certificate that meets the requirements of the Maryland General Corporation Law, the Charter and Bylaws of the Company;

(h)                                 that the issuance, execution and delivery of the Shares, and the compliance by the Company with the terms of the Shares, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(i)                                     that the consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of the Shares of the Company as contemplated by the Registration Statement is not less than the par value per share; and

(j)                                    that the aggregate number of shares of capital stock of the Company which would be outstanding after the issuance or reservation for issuance of any Shares, and any other contemporaneously issued or reserved shares of common stock or preferred stock of the Company, together with the number of shares of common stock and preferred stock of the Company previously issued and outstanding and the number of shares of common stock and preferred stock of the Company previously reserved for issuance by the Company upon the conversion or exchange of other securities issued by the Company, does not and will not exceed the aggregate number of the then total authorized shares of capital stock of the Company or of the then authorized shares of capital stock of the Company within the applicable class or series of shares of common stock and preferred stock of the Company.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of Jennifer B. Clark, as secretary of the Company, and have assumed that the Secretary’s certificate and representations continue to remain true and complete as of the date of this letter.  We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

The RMR Group Inc.

March 9, 2016

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.                                      The Company is a corporation duly incorporated, existing, and in good standing under the laws of the State of Maryland.

2.                                      The issuance of the Shares is duly authorized and, when and if the Shares are issued and delivered in the manner and for the consideration contemplated by the Plan, the Shares will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i)                                     We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.  We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii)                                  We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)                               We express no opinion with respect to any documents defined or referred to in the Transaction Documents, other than the Transaction Documents themselves.

(iv)                              We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Transaction Documents.

The opinions expressed in this letter are solely for your benefit and are furnished only with respect to the transactions contemplated by the Transaction Documents.  Accordingly, these opinions may not be relied upon by or quoted to any other person or entity without, in each instance, our prior written consent.  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ SAUL EWING LLP